                                                                     EXHIBIT 8.1

                        CELESTICA INC. SUBSIDIARIES

1204362 Ontario Inc., Ontario corporation
1271576 Ontario Inc., Ontario corporation
1271577 Ontario Inc., Ontario corporation
1282087 Ontario Inc., Ontario corporation
1282088 Ontario Inc., Ontario corporation
1287347 Ontario Inc., Ontario corporation
1325091 Ontario Inc., Ontario corporation
1334607 Ontario Inc., Ontario corporation
1453824 Ontario Inc., Ontario corporation
1482114 Ontario Inc., Ontario corporation
3914941 Canada Inc., Canada corporation
3915077 Canada Inc., Canada corporation
Amnitek Ltd., Texas limited partnership
Aris Design Tools PTE Ltd., Singapore corporation
Celestica AG, Switzerland corporation
Celestica Amherst Inc., Canada corporation
Celestica Asia PTE Limited, Singapore corporation
Celestica (Barbados) Inc., Barbados corporation
Celestica Corporation, Delaware corporation
Celestica Denmark A/S, Denmark corporation
Celestica de Monterrey S.A. de C.V., Mexico corporation
Celestica Do Brasil Ltda., Brazil limited liability corporation Celestica Employee Nominee Corporation, Ontario corporation Celestica Europe Inc., Ontario corporation
Celestica France SAS, France corporation
Celestica Hong Kong Limited, Hong Kong corporation
Celestica Industries Limited, United Kingdom corporation Celestica International Inc., Ontario corporation
Celestica Ireland B.V., Netherlands corporation
Celestica Ireland Holdings, Ireland unlimited liability company Celestica Ireland Limited, Ireland corporation
Celestica Italia S.r.l., Italy corporation
Celestica EMS KK, Japan corporation
Celestica Japan KK, Japan corporation
Celestica Japan Repair Services Inc., Ontario corporation Celestica Kladso, s.r.o., Czech Republic corporation
Celestica Limited, United Kingdom corporation
Celestica Liquidity Management Hungary Limited Liability Company,
  Hungary corporation
Celestica Malaysia SDN. BHD., Malaysia corporation
Celestica Montreal Inc., Canada corporation
Celestica (PMI) LLC, Delaware corporation
Celestica (PMII) Inc., Delaware corporation
Celestica Rajecko, s.r.o., Czech Republic corporation
Celestica Services Limited, United Kingdom corporation
Celestica Services Inc., Delaware corporation

Celestica Singapore PTE Limited, Singapore corporation
Celestica South America Holdings Inc., Ontario corporation
Celestica Suzhuo Technology Ltd., China corporation
Celestica (Switzerland) AG, Switzerland corporation
Celestica (Telford) Limited, United Kingdom corporation
Celestica (Thailand) Limited, Thailand corporation
Celestica (U.S.) Inc., Delaware corporation
Celestica (UK) Holdings Limited, United Kingdom corporation
Dongguan Celestica Electronics, Ltd., China corporation ePeripherals PTE Ltd., Singapore corporation
ETEQ Components (HK) Ltd., Hong Kong corporation
ETEQ Components PTE Ltd., Singapore corporation
ETEQ Components SDN. BHD., Malaysia corporation
ETEQ Components (Thailand) Co., Ltd., Thailand corporation
Fowseng Plastics Industries PTE Ltd., Singapore corporation
IMS Holdco Inc., Delaware corporation
IMS International Manufacturing Services de Monterrey, S. de R.L. de C.V., Mexico corporation
IMS International Manufacturing Services Limited, Cayman Islands corportion Jiminy S.r.l., Italy corporation
Jin Li Mould Manufacturing PTE Ltd., Singapore corporation
Kojin Mould Mfg. PTE Ltd., Singapore corporation
Microcircuit Technology PTE Ltd., Singapore corporation
NDB Industrial Ltda., Brazil corporation
Omni Design PTE Ltd., Singapore corporation
Omni Electronics (China) PTE Ltd., Singapore corporation
Omni Electronics (M) SDN. BHD., Malaysia corporation
Omni Electronics (S) PTE Ltd., Singapore corporation
Omni Electronics (Shanghai) Co. Ltd., China corporation
Omni Engineering (Shanghai) Co., Ltd., China corporation
Omni HR Resources Services SA de CV, Mexico corporation
Omni Industries (Singapore) Inc., California corporation
Omni Industries Limited, Singapore corporation
Omni Manufacturing Services, S.A. de C.V., Mexico corporation
Omni Plastics (China) PTE Ltd., Singapore corporation
Omni Plastics (Shanghai) Co., Ltd., China corporation
Omni Plastics (Xiamen) Co., Ltd., China corporation
Omni Plastics PTE Ltd., Singapore corporation
Omni Plastics Technologies (Shanghai) Co., Ltd., China corporation
Omni Precision PTE Ltd., Singapore corporation
Omni Precision Sdn. Bhd., Malaysia corporation
Pacific Plastics PTE Ltd., Singapore corporation
Pacific Plastics (Suzhou) Co., Ltd., China corporation
Plastimer Co., Ltd., Thailand corporation
Plastimer Precision Co. Ltd., Thailand corporation

P.T. Omni Electronics Bintan, Indonesia corporation
P.T. Omni Precision, Batam, Indonesia corporation
QET Manufacturing Pte. Ltd., Singapore corporation
Signar s.r.o., Czech Republic corporation